IMG MUTUAL FUNDS, INC.


                                  EXHIBIT # 11

                                       TO

                         PRE-EFFECTIVE AMENDMENT NO. 1

                        FORM N-14 REGISTRATION STATEMENT

                         Ober, Kaler, Grimes & Shriver
                                Attorneys at Law
                             120 E. Baltimore Street
                         Baltimore, Maryland 21202-1643
                          410-685-1120 FAX 410-547-0699


                                 January 9, 1998


IMG Mutual Funds, Inc.
720 Liberty Building
418 Sixth Avenue
Des Moines, IA 50309-2410

Ladies and Gentlemen:

         We have acted as special Maryland counsel to IMG Mutual Funds, Inc. ("IMG"), a corporation organized under the laws of the State of Maryland on November 16, 1994. IMG is authorized to issue One Hundred Billion (100,000,000,000) shares of capital stock (each a "Share" and collectively, the "Shares"), one-tenth of one cent ($0.001) par value per Share, Twenty Six Billion Two Hundred Million (26,200,000,000) of which have been classified into eleven series (each a "Series" and collectively, the "Series"). The designation of the eleven Series, and the number of Shares of each Series, is as follows:
(1) IMG Core Stock Fund Series - Eight Hundred Million (800,000,000) Shares; (2) IMG Bond Fund Series - Eight Hundred Million (800,000,000) Shares; (3) Liquid Assets Fund Series - Five Billion (5,000,000,000) Shares; (4) Municipal Assets Fund Series - Five Billion (5,000,000,000) Shares; (5) Vintage Government Assets Fund Series - Five Billion (5,000,000,000) Shares; (6) Vintage Income Fund
Series - One Billion Six Hundred Million (1,600,000,000) Shares; (7) Vintage Municipal Bond Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (8) Vintage Equity Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (9) Vintage Balanced Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (10) Vintage Aggressive Growth Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; and (11) Vintage Limited Term Bond Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares.

         The Five Billion (5,000,000,000) Shares of the Vintage Government Assets Fund Series are further classified into four classes of Shares (each a "Class" and collectively, the "Classes"), designated as the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively, with each Class consisting of One Billion Two Hundred Fifty Million (1,250,000,000) Shares.

         The One Billion Six Hundred Million Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series are further classified into two classes of Shares (each a "Class" and collectively, the "Classes"), designated as the Class A Shares and the Class B Shares, respectively, with each Class consisting of Eight Hundred Million (800,000,000) Shares.

         IMG has filed a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission, relating to, among other things, the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), of the Shares of the Vintage Government Assets Fund Series, the Vintage Equity Fund Series, the Vintage Income Fund Series, the
Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series which are expected to be issued pursuant to the Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") dated November 12, 1997, by and between IMG and The Coventry Group, a Massachusetts business trust ("Coventry").

         Pursuant to the Agreement and Plan of Reorganization (i) Coventry will transfer all or substantially all the assets of certain of its investment portfolios to IMG in exchange for Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, and the assumption by IMG of certain of the liabilities of Coventry, and
(ii) such Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series will be distributed to certain shareholders of Coventry in complete liquidation of certain investment portfolios of Coventry.

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement, including all amendments thereto filed to date, and a draft of Amendment No. 1 to the Registration Statement which you are about to file with the Securities and Exchange Commission;

         (ii)     the Charter and Bylaws of IMG;

         (iii)    the Agreement and Plan of Reorganization;

         (iv) a certificate of IMG regarding certain actions taken by IMG in connection with the Agreement and Plan of Reorganization, and the authorization of the issuance of Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series (the "Certificate");

         (v) a certificate of the Maryland State Department of Assessments and Taxation dated December 23, 1997 to the effect that the IMG is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (vi) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of IMG. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) there are no oral or written modifications of or amendments to the Agreement and Plan of Reorganization, and there has been no wavier of any of the provisions of the Agreement and Plan of Reorganization, by actions or conduct of the parties or otherwise;

         (b) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and

         (c) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made or contained in the Agreement and Plan of Reorganization or any other document reviewed by us in connection with this opinion; (ii) made by public officers; or (iii) made by officers or representatives of IMG, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects.

         In addition, in reaching the opinions set forth below, we have assumed, without independent investigation or inquiry (i) the legal existence of Coventry; (ii) the due authorization of IMG and Coventry to enter into the transactions contemplated by the Agreement and Plan of Reorganization; (iii) the due execution and delivery of IMG and Coventry of the Agreement and Plan of Reorganization; (iv) the legality, validity, binding effect and enforceability as to each of IMG and Coventry of the Agreement and Plan of Reorganization; (v) that each of IMG and Coventry have the legal right and power, corporate or other, and authority under all applicable laws and regulations to execute, deliver, and perform all of its obligations under the Agreement and Plan of Reorganization; (vi) that all necessary approvals, filings and/or actions required by applicable law in connection with the transactions contemplated by the Agreement and Plan of Reorganization, other than actions required by the Maryland General Corporation Law to authorize the issuance of the Shares of the Vintage Government Assets Fund Series, the Vintage Equity Fund Series, the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series which are to be issued pursuant to the Agreement and Plan of Reorganization, have been or shall be taken at the time required by applicable law for such approvals, filings and/or actions.

         In reaching the opinions set forth below, we also have assumed, without independent investigation or inquiry, that at no time prior to and including the date when the Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and the Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, are issued pursuant to the Agreement and Plan of Reorganization will (i) IMG's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares of capital stock of any Class of the Vintage Government Assets Fund Series exceed One Billion Two Hundred Fifty Million (1,250,000,000) Shares, (iii) the total number of the issued Shares of capital stock of any Class of the Vintage Income Fund Series, Vintage Municipal Bond Fund Series, Vintage Equity Fund Series, Vintage Balanced Fund Series, Vintage Aggressive Growth Fund Series or Vintage Limited Term Bond Fund Series exceed Eight Hundred Million (800,000,000) Shares, or (iv) the net asset value per Share of any Class of the Vintage Government Assets Fund Series, Vintage Income Fund Series, Vintage Municipal Bond Fund Series, Vintage Equity Fund Series, Vintage Balanced Fund Series, Vintage Aggressive Growth Fund Series or Vintage Limited Term Bond Fund Series be less than one-tenth of one cent ($0.001) per Share. We further assume, without independent investigation or inquiry, that at least one Class A Share of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and one Class B Share of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, will be duly and validly issued and outstanding prior to the date when the Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and the Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, are issued pursuant to the Agreement and Plan of Reorganization.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. If and when issued to Coventry pursuant to the terms of the Agreement and Plan of Reorganization, the Class A Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and the Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, will be duly and validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         (i) We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of the Shares of any Class of the Vintage Government Assets Fund Series, the Vintage Equity Fund Series, the Vintage Income Fund Series, the
Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series or the Vintage Limited Term Bond Fund Series. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We consent to your filing of this opinion letter with the Securities and Exchange Commission (the "SEC") in connection with an amendment to the Registration Statement which you are about to file pursuant to the Securities Act.

                       Sincerely yours,

                       /s/ Ober, Kaler, Grimes & Shriver,
                       a Professional Corporation